                                                                     Exhibit 5.1


                      [LETTERHEAD OF ACXIOM CORPORATION]


                                          August 17, 1998


Board of Directors
Acxiom Corporation
301 Industrial Boulevard
Conway, AR 72033

               Re:  Acxiom Corporation
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

          I am the Secretary and General Counsel to Acxiom Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") of the Company to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the proposed issuance (the "Merger Proposal") by the Company of 31,084,248 shares (the "Shares") of the Company's common stock, par value $.10 per share ("Common Stock"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), among the Company, ACX Acquisition Co., Inc. ("Sub") and May & Speh, Inc.. The Merger Agreement provides that May & Speh will be merged with and into Sub, a wholly owned subsidiary of the Company (the "Merger"). The Registration Statement includes a joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to the stockholders of the Company in connection with the approval of the Merger Proposal and the stockholders of May & Speh in connection with the approval and adoption of the Merger Agreement.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

          In connection with this opinion, I have examined (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Amended and Restated Articles of Incor poration and the Amended and Restated By-Laws of the Company, in each case as amended to the date hereof, (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the approval of the transactions contemplated
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Board of Directors
Acxiom Corporation
August 17, 1998
Page 2


by the Merger Agreement, and (v) such other documents as I deemed necessary or appropriate as a basis for the opinion set forth below.

          In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

          I am admitted to the bar of the State of Arkansas and I express no opinion as to the laws of any other jurisdiction except for the federal laws of the United States of America and the General Corporation Law of the State of Delaware to the extent specifically referred to herein.

          Based upon the foregoing and subject to the foregoing I am of the opinion that the Common Stock, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

          For purposes of this opinion, I have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective; (ii) May & Speh's stockholders approve and adopt the Merger Agreement; (iii) Acxiom's stockholders approve the Merger Proposal; (iv) the Certificate of Merger which will give effect to the Merger will be properly filed with the Secretary of State of the State of Delaware; (v) the transaction contemplated by the Merger Agreement will be consummated; and (vi) certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock.
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Board of Directors
Acxiom Corporation
August 17, 1998
Page 3



          I hereby consent to the filing of this opinion as an exhibit to the Registra tion Statement and to the use of my name in the Registration Statement under the caption "Legal Matters." In giving such consent, I do not hereby admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                              Very truly yours,

                              /s/ Catherine L. Hughes

                              Catherine L. Hughes
                              Secretary and General Counsel